Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Third Quarter Results

Strong Retail Demand and Operational Performance Drive Outstanding Results

Third Quarter: GAAP Diluted EPS of $1.71 and As Adjusted Diluted EPS of $1.80; Free Cash Flow of $396M

Boat Pipeline Inventories at 14 Weeks on Hand, 48% Fewer Boats in Dealer Inventory vs. End of Q3 2019

Adjusted Diluted EPS Guidance: FY 2020 - Approximately $4.75; FY 2021 - Range of $5.75 - $6.25

METTAWA, Ill., October 29, 2020 -- Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2020:
Third Quarter 2020 Highlights:

	Q3 2020
$ millions (except per share data)	GAAP	Incr vs. Q3 2019	As Adjusted	Incr vs. Q3 2019
Net Sales	$1,233.1	26.3%	$1,233.1	26.3%
Operating Earnings	$192.6	60.9%	$202.9	49.4%
Operating Margin	15.6%	330 bps	16.5%	260 bps
Diluted EPS	$1.71		$1.80

bps = basis points
"Each of our businesses delivered outstanding operating results in the third quarter. Our ability to capitalize on very robust retail demand, which was enhanced by expanded boating participation and our compelling portfolio of industry-leading brands, drove excellent financial performance and value for our shareholders," said Brunswick Chief Executive

Officer David Foulkes. "The power of our marine platform and our investments in operational excellence were on full display as we accelerated production levels to both meet retail demand, which continues to be elevated even as we exit the primary selling season in the U.S., and begin the process of replenishing historically-low pipeline inventory levels. Our extraordinarily strong free cash flow generation provides us with the flexibility to execute our capital strategy which, amongst other things, encompasses our planned investments in growth initiatives, including developing new products, advancing our ACES (Autonomy, Connectivity, Electrification and Shared access) strategy, and maximizing the reach of Freedom Boat Club.
Our propulsion business continues to gain appreciable retail market share, particularly in higher-horsepower categories, as a direct result of our product leadership efforts, and has yielded many new OEM customers and new dealer relationships throughout the year. Our parts and accessories business delivered significant top-line and earnings growth as increased boating participation and favorable weather, which extended the boating season in the U.S., drove strong aftermarket sales, while boat production ramp-ups across the industry also created high demand for our full range of OEM systems and services.
Within our Boat segment, all product categories contributed to the revenue and earnings growth. Our premium brands remained market leaders in their categories and our value brands offered attractive entry points to new and returning former boaters. The surge in retail demand resulted in historically-low pipeline inventory levels, with only 14 weeks of inventory on hand or 48 percent fewer boats in dealer inventory at the end of the third quarter 2020 versus the end of the third quarter of 2019. As a result, most of our brands have all production slots sold through the 2021 model year, and our Sea Ray and Boston Whaler brands have production slots sold out into the 2022 model year. Finally, Freedom Boat Club continues to outperform our expectations, as evidenced by its growth to 244 locations and almost 36,500 memberships company-wide, with over 3,000 new memberships added in the third quarter alone.
Of course, uncertainty in the global economy remains, primarily as a result of the unpredictable trajectory of the COVID-19 pandemic. However, our operations teams are keenly focused on applying and enhancing our COVID-19 health and safety protocols while continuing to ramp-up our global production to meet the unprecedented market demand. I want to offer my heartfelt thanks to our 13,000 global employees for their commitment, hard-work, and vigilance during this challenging time. I also want to thank our loyal long-term customers, and welcome the new Brunswick boaters and Freedom members who have been able to enjoy safe, outdoor fun with their family and friends in 2020," Foulkes concluded.

Reportable Segment Changes

As a reminder, effective January 1, 2020, we changed our management reporting and updated our reportable segments to Propulsion, Parts and Accessories, and Boats to align with our strategy. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change unless otherwise noted. Please see the Current Report on Form 8-K dated January 30, 2020 for more information.

2020 Third Quarter Results

For the third quarter of 2020, Brunswick reported consolidated net sales of $1,233.1 million, up from $976.6 million in 2019. Diluted EPS for the quarter was $1.71 on a GAAP basis and $1.80 on an as adjusted basis. Comparative third quarter earnings results, including reconciliations of GAAP to as adjusted amounts, are shown below:

	Operating Earnings		Diluted Earnings (Loss) Per Share
$ millions (except per share data)	Q3 2020	Q3 2019	Q3 2020	Q3 2019
GAAP	$192.6	$119.7	$1.71	$(2.74)
Restructuring, exit, and impairment	1.8	7.4	0.02	0.14
Purchase accounting amortization	7.5	7.5	0.07	0.05
Acquisition and IT related costs	1.0	1.2	0.01	0.01
Pension settlement charge	—	—	0.00	3.66
Loss on early extinguishment of debt	—	—	—	0.01
Special tax items	—	—	(0.01)	(0.03)
As Adjusted	$202.9	$135.8	$1.80	$1.10
Percent increase	49.4%		63.6%

GAAP Operating Margin	15.6%	12.3%	330 bps
Adjusted Operating Margin	16.5%	13.9%	260 bps

bps = basis points

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $660.3 million at the end of the third quarter, up $327.6 million from year-end 2019 levels. This change includes net cash provided by operating activities during the first nine months of the year of $637.4 million from net earnings and favorable changes in working capital, driven mainly by decreases in inventory levels.

This significant free cash flow generation enables us to continue our investments in new products, technology and digital transformation, and allowed us to fully resume our capital strategy by reinstituting our share repurchase program, increasing the quarterly dividend, and resuming our plan to reduce long-term debt. Investing and financing activities resulted in net cash used of $307.0 million during the first nine-months of 2020, including $120.6 million of capital expenditures, $79.1 million of share repurchases, $57.2 million of dividend payments, and $48.4 million of long-term debt reduction.

Propulsion Segment - Financial Highlights

$ millions	Q3 2020	Q3 2019	Incr
Net Sales	$526.5	$396.9	32.7%

Operating Earnings	$94.1	$58.2	61.7%
The Propulsion segment, which manufactures and distributes marine engines and related controls, rigging, and propellers, reported sales and earnings increases in the quarter from continued strong demand for outboard engines and related controls and systems, as well as the impact of decisive market share gains and favorable changes in sales mix. The increase in operating earnings was partially offset by the unfavorable impact of higher variable compensation costs.

Parts and Accessories Segment - Financial Highlights

$ millions	Q3 2020	Q3 2019	Incr (Decr)
Net Sales	$459.9	$373.0	23.3%

Operating Earnings GAAP	$99.9	$73.0	36.8%
Restructuring, exit, and impairment charges	0.5	3.5	(85.7)%
Purchase accounting amortization	7.1	7.1	—%
Operating Earnings, as adjusted	$107.5	$83.6	28.6%

The Parts and Accessories segment, which contains engine parts and consumables, electrical products, boat parts and systems, and the distribution business, reported higher sales across all of its businesses. Both revenue and earnings increased as a result of the higher sales volumes, with earnings partially offset by increases in variable compensation.

Boat Segment - Financial Highlights

$ millions	Q3 2020	Q3 2019	Incr (Decr)
Net Sales	$328.1	$277.4	18.3%

Operating Earnings GAAP	$28.3	$8.1	NM
Restructuring, exit, and impairment charges	1.2	3.4	(64.7)%
Acquisition related costs	0.4	0.5	(20.0)%
Purchase accounting amortization	0.4	0.4	—%
Operating Earnings, as adjusted	$30.3	$12.4	NM
NM = not meaningful
The Boat segment, which manufactures and distributes recreational boats, and includes Business Acceleration operations, reported higher sales and earnings against prior year due to elevated sales volumes to dealers to meet increased customer demand at the retail level and to begin refilling pipeline inventories. Freedom Boat Club, which is part of Business Acceleration and represents approximately 3 percent of segment sales, also reported higher sales and earnings in the quarter due to an increase in new memberships and new franchisee locations.

2020 and 2021 Outlook

"While we remain very cognizant of macroeconomic headwinds and pandemic-related uncertainties, our continued strong performance in a robust marine retail environment has created improved visibility into our substantial growth opportunities for the remainder of 2020 and 2021," said Foulkes. "Elevated production levels over time will be required to rebuild boat and engine pipelines, and together with significant upcoming new product offerings, are anticipated to drive wholesale growth through 2021 and beyond.

The progression of the pandemic remains very dynamic, and the resulting impact on our dealers, OEM partners, suppliers, and the macro-economy is difficult to fully predict. However, given improved clarity on wholesale boat growth, Mercury's continued propulsion strength, and favorable boating trends which are creating the parts and accessories growth needed to satisfy sales and service needs, we are providing the following guidance for 2020:
1.We anticipate that U.S. marine industry retail unit demand will be up high-single digit percent for the year, with slightly stronger demand in the U.S. than in international regions;
2.We expect fourth quarter revenue to increase low-to-mid-teens percent over Q4 2019, with adjusted operating leverage of high-teens percent, leading to a full-year adjusted diluted EPS of approximately $4.75; and
3.We anticipate generating free cash flow for the year in excess of $600 million.
We are also providing initial thoughts on our projected performance for full-year 2021. We will provide a clearer view on our forecast for the 2021 marine market during our fourth quarter earnings call in early 2021, however, in a reference scenario in which U.S. marine industry retail unit demand is flat to up low-single digit percent for the year, we would anticipate:
1.Net sales between $4.7 billion and $4.9 billion, with strong growth in the boat and propulsion segments, and steady increases in parts and accessories;
2.Adjusted operating leverage of high-teens to low-twenties percent; and
3.Adjusted diluted EPS in the range of $5.75 - $6.25.

The 2020 and 2021 expectations assume no major additional pandemic-related business continuity issues. In addition, as we have cautioned in past quarters, it cannot be overstated that the level of recovery of the global economy, continued stable channel operations, the ability to moderate labor and input costs, and the absence of significant additional disruption to our global operations and supply chain, will be important factors in determining whether we ultimately perform in line with our targets.

Finally, I want to reiterate our continued confidence in our ability to successfully execute our 2022 strategic plan while also ensuring that we continue to prioritize protecting the health and welfare of our employees in the COVID-19 environment. Given our strong financial position which enables continuous investment in new product and technology development, our industry-leading products which are generating continued market share gains, current low pipeline levels, the performance of Freedom Boat Club, and our focus on operational efficiency and cost containment, we expect to meet the 2022 financial objectives shared in Miami in February," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to the Power Products and Freedom Boat Club acquisitions.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, senior vice president and chief financial officer, and Brent G. Dahl, vice president investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 866-353-8985 (passcode: Brunswick Q3). Callers outside of North America should call 409-217-8085 (passcode: Brunswick Q3) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 pm EDT on Wednesday, November 4, 2020, by calling 855-859-2056 or international dial 404-537-3406 (passcode: 8063309). The replay will also be available at www.brunswick.com.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending, tight consumer credit markets, and the level of consumer confidence on the demand for our products and services; our ability to successfully implement our strategic plan and growth initiatives; our ability to identify, complete, and integrate targeted acquisitions; the risk that unexpected costs will be incurred in connection with these transactions; the possibility that the expected synergies and value creation from these transactions will not be realized or will not be realized within the expected time period; having to record an impairment to the value of goodwill and other assets; changes to U.S. trade policy and tariffs; negative currency trends, including changes to exchange rates; fiscal policy concerns; adequate financing access for dealers and customers and our ability to access capital and credit markets; maintaining effective distribution; adverse economic, credit, and capital market conditions; loss of key customers; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of new tariffs on raw materials, increased demand for shipping carriers, and transportation disruptions; higher energy and fuel costs; our ability to protect our brands and intellectual property; absorbing fixed costs in production; managing our manufacturing footprint; outages, breaches, or other cybersecurity events regarding our technology systems, which could result in lost or stolen information and associated remediation costs; managing our share repurchases; competitive pricing pressures; our ability to develop new and innovative products and services at a competitive price, in legal compliance with existing rules; maintaining product quality and service standards; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; certain divisive shareholder activist actions; joint ventures that do not operate solely for our benefit; international business risks; and weather and catastrophic event risks.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2019 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Power Products Integrated Solutions; MotorGuide trolling motors; Attwood, Garelick, and Whale marine parts; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, Thunder Jet and Uttern boats; Boating Services Network, Freedom Boat Club, NAUTIC-ON, OnBoard Boating Club and Rentals. For more information, visit www.brunswick.com.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Net sales	$1,233.1	$976.6	26%
Cost of sales	856.2	699.7	22%
Selling, general and administrative expense	151.3	120.1	26%
Research and development expense	31.2	29.7	5%
Restructuring, exit, and impairment charges	1.8	7.4	-76%
Operating earnings	192.6	119.7	61%
Equity earnings	0.6	1.9	-68%
Pension settlement charge	(0.2)	(294.1)	-100%
Other (expense) income, net	(1.2)	0.1	NM
Earnings (loss) before interest and income taxes	191.8	(172.4)	NM
Interest expense	(16.4)	(18.8)	-13%
Interest income	0.3	1.6	-81%
Earnings (loss) before income taxes	175.7	(189.6)	NM
Income tax provision	38.9	43.3	-10%
Net earnings (loss) from continuing operations	136.8	(232.9)	NM

Discontinued operations:
Earnings (loss) from discontinued operations, net of tax	1.5	$(2.9)	NM
Loss on disposal of discontinued operations, net of tax	(0.4)	(3.5)	-89%
Net earnings (loss) from discontinued operations, net of tax	1.1	(6.4)	NM
Net earnings (loss)	$137.9	$(239.3)	NM

Earnings (loss) per common share:
Basic
Earnings (loss) from continuing operations	$1.72	$(2.74)	NM
Earnings (loss) from discontinued operations	0.02	(0.08)	NM
Net earnings (Loss)	$1.74	$(2.82)	NM

Diluted
Earnings (loss) from continuing operations	$1.71	$(2.74)	NM
Earnings (loss) from discontinued operations	0.02	(0.08)	NM
Net earnings (Loss)	$1.73	$(2.82)	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	79.4	85.0
Diluted earnings (loss) per common share	79.8	85.0

Effective tax rate	22.1%	NM

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Three Months Ended
	September 26, 2020	September 28, 2019	% Change
Reconciliations
Operating earnings	$192.6	$119.7	61%
Restructuring, exit, and impairment charges	1.8	7.4
Purchase accounting amortization (1)	7.5	7.5
Acquisition and IT-related costs (1)	1.0	1.2
Adjusted operating earnings	$202.9	$135.8	49%

Earnings (loss) before income taxes	$175.7	$(189.6)	NM
Restructuring, exit, and impairment charges	1.8	7.4
Purchase accounting amortization (1)	7.5	7.5
Acquisition and IT-related costs (1)	1.0	1.2
Pension settlement charge (2)	0.2	294.1
Transaction financing charges (3)	—	0.8
Adjusted pretax earnings	$186.2	$121.4	53%

Diluted earnings (loss) per common share from continuing operations	$1.71	$(2.74)	NM
Restructuring, exit and impairment charges	0.02	0.14
Purchase accounting amortization (1)	0.07	0.05
Acquisition and IT-related costs (1)	0.01	0.01
Pension settlement charge (2)	0.00	3.66
Transaction financing charges (3)	—	0.01
Special tax items	(0.01)	(0.03)
Adjusted diluted earnings per common share from continuing operations	$1.80	$1.10	64%

(1) In both the three months ended September 26, 2020 and September 28, 2019, the Company recorded $7.1 million of purchase accounting amortization in SG&A within its Parts and Accessories segment. In the three months ended September 26, 2020, the Company also recorded $0.4 million of acquisition-related costs and $0.4 million of purchase accounting amortization in SG&A within its Boat segment; and $0.6 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation. For the three months ended September 28, 2019, the Company recorded $0.5 million of acquisition-related costs and $0.4 million of purchase accounting amortization in SG&A within its Boat segment; and $0.7 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation.

(2) The Company recorded a $0.2 million pension settlement charge in the third quarter of 2020 and a $294.1 million pension settlement charge in the third quarter of 2019 in connection with the exit of its defined benefit plans.

(3) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019	% Change
Net sales	$3,186.4	$3,190.8	-0%
Cost of sales	2,309.7	2,306.4	0%
Selling, general and administrative expense	381.8	380.0	0%
Research and development expense	87.8	91.9	-4%
Restructuring, exit, and impairment charges	4.3	16.0	-73%
Operating earnings	402.8	396.5	2%
Equity earnings	3.5	5.4	-35%
Pension settlement benefit (charge)	1.1	(294.1)	NM
Other expense, net	(2.7)	(1.6)	69%
Earnings before interest and income taxes	404.7	106.2	NM
Interest expense	(52.0)	(59.4)	-12%
Interest income	0.9	2.4	-63%
Earnings before income taxes	353.6	49.2	NM
Income tax provision	74.9	93.8	-20%
Net earnings (loss) from continuing operations	278.7	(44.6)	NM

Discontinued operations:
Earnings (loss) from discontinued operations, net of tax	$0.4	$(108.5)	NM
Loss on disposal of discontinued operations, net of tax	(1.5)	(45.0)	-97%
Net loss from discontinued operations, net of tax	(1.1)	(153.5)	NM
Net earnings (loss)	$277.6	$(198.1)	NM

Earnings (loss) per common share:
Basic
Earnings (loss) from continuing operations	$3.51	$(0.52)	NM
Loss from discontinued operations	(0.02)	(1.77)	-99%
Net earnings (loss)	$3.49	$(2.29)	NM

Diluted
Earnings (loss) from continuing operations	$3.49	$(0.52)	NM
Loss from discontinued operations	(0.02)	(1.77)	-99%
Net earnings (loss)	$3.47	$(2.29)	NM

Weighted average shares used for computation of:
Basic earnings (loss) per common share	79.4	86.5
Diluted earnings (loss) per common share	79.9	86.5

Effective tax rate	21.2%	NM

NM = not meaningful

Brunswick Corporation Comparative Condensed Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019	% Change
Reconciliations
Net sales	$3,186.4	$3,190.8	-0%
Sport yacht & yachts (1)	—	0.7
Adjusted net sales	$3,186.4	$3,191.5	-0%

Operating earnings	$402.8	$396.5	2%
Restructuring, exit, and impairment charges	4.3	16.0
Purchase accounting amortization (2)	22.6	22.0
Acquisition and IT-related costs (2)	3.6	3.0
Sport yacht & yachts (1)	—	2.9
Adjusted operating earnings	$433.3	$440.4	-2%

Earnings before income taxes	$353.6	$49.2	NM
Restructuring, exit, and impairment charges	4.3	16.0
Purchase accounting amortization (2)	22.6	22.0
Acquisition and IT-related costs (2)	3.6	3.0
Pension settlement (benefit) charge (3)	(1.1)	294.1
Sport yacht & yachts (1)	—	2.9
Transaction financing charges (4)	—	0.8
Adjusted pretax earnings	$383.0	$388.0	-1%

Diluted earnings (loss) per common share	$3.49	$(0.52)	NM
Restructuring, exit, and impairment charges	0.03	0.19
Purchase accounting amortization (2)	0.22	0.18
Acquisition and IT-related costs (2)	0.04	0.03
Sport yacht & yachts (1)	—	0.03
Transaction financing charges (4)	—	0.01
Pension settlement (benefit) charge (3)	(0.01)	3.60
Special tax items	(0.01)	(0.03)
Adjusted diluted earnings per common share	$3.76	$3.49	8%

(1) In the second quarter of 2018, the Company announced its intention to wind down Sport yacht & yachts operations. In the nine months ended September 28, 2019, the Company recorded charges of $2.9 million related to Sport yacht & yachts, consisting of $(0.7) million of Net sales, $1.8 million of Cost of sales (COS) and $0.4 million of Selling, general and administrative (SG&A).

(2) In both the nine months ended September 26, 2020 and September 28, 2019, the Company recorded $21.5 million of purchase accounting amortization in SG&A within its Parts and Accessories segment. In the nine months ended September 26, 2020, the Company also recorded $1.7 million of acquisition-related costs and $1.1 million of purchase accounting amortization in SG&A within its Boat segment; and $1.9 million of IT transformation charges in SG&A, within Corporate/Other resulting from the Fitness separation. For the nine months ended September 28, 2019, the Company recorded $1.8 million of acquisition-related costs and $0.5 million of purchase accounting amortization in SG&A within its Boat segment; and $1.2 million of IT transformation charges in SG&A within Corporate/Other resulting from the Fitness separation.

(3) The Company recorded a $1.1 million pension settlement benefit for the nine months ended September 26, 2020 and a $294.1 million pension settlement charge for the nine months ended September 28, 2019, in connection with the exit of its defined benefit plans.

(4) In the third quarter of 2019, the Company called its 2021 Senior Notes, resulting in $0.8 million of charges.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Segment Information - GAAP
	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019
Propulsion	$526.5	$396.9	32.7%	$94.1	$58.2	61.7%	17.9%	14.7%
Parts & Accessories	459.9	373.0	23.3%	99.9	73.0	36.8%	21.7%	19.6%
Boat	328.1	277.4	18.3%	28.3	8.1	NM	8.6%	2.9%
Corporate/Other	—	—		(29.7)	(19.6)	51.5%
Segment Eliminations	(81.4)	(70.7)	15.1%	—	—
Total	$1,233.1	$976.6	26.3%	$192.6	$119.7	60.9%	15.6%	12.3%

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019
Propulsion	$1,370.5	$1,310.8	4.6%	$203.1	$189.1	7.4%	14.8%	14.4%
Parts & Accessories	1,148.0	1,096.6	4.7%	226.2	209.0	8.2%	19.7%	19.1%
Boat	869.5	1,017.3	-14.5%	35.4	60.9	-41.9%	4.1%	6.0%
Corporate/Other	—	—		(61.9)	(62.5)	-1.0%
Segment Eliminations	(201.6)	(233.9)	-13.8%	—	—
Total	$3,186.4	$3,190.8	-0.1%	$402.8	$396.5	1.6%	12.6%	12.4%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss) (1)			Operating Margin
	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019
Propulsion	$526.5	$396.9	32.7%	$94.1	$58.2	61.7%	17.9%	14.7%
Parts & Accessories	459.9	373.0	23.3%	107.5	83.6	28.6%	23.4%	22.4%
Boat	328.1	277.4	18.3%	30.3	12.4	NM	9.2%	4.5%
Corporate/Other	—	—		(29.0)	(18.4)	57.6%
Segment Eliminations	(81.4)	(70.7)	15.1%	—	—
Total	$1,233.1	$976.6	26.3%	$202.9	$135.8	49.4%	16.5%	13.9%

(1) Operating earnings (loss) for the three months ended September 26, 2020 excludes $10.3 million of charges; the Parts and Accessories segment excludes charges of $7.6 million, comprised of $0.5 million of restructuring, exit, and impairment charges and $7.1 million of purchase accounting amortization; the Boat segment excludes charges of $2.0 million, comprised of $1.2 million of restructuring, exit and impairment charges, $0.4 million of acquisition-related costs and $0.4 million of purchase accounting amortization; and Corporate/Other excludes charges of $0.7 million, comprised of $0.1 million of restructuring, exit and impairment charges and $0.6 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the three months ended September 28, 2019 excludes $16.1 million of charges; the Parts and Accessories segment excludes charges of $10.6 million, comprised of $3.5 million of restructuring, exit and impairment charges and $7.1 million of purchase accounting amortization; the Boat segment excludes charges of $4.3 million, comprised of $3.4 million of restructuring, exit and impairment charges, $0.5 million of acquisition-related costs and $0.4 million of purchase accounting amortization; and Corporate/Other excludes charges of $1.2 million, comprised of $0.5 million restructuring, exit and impairment charges and $0.7 million of IT transformation costs, resulting from the Fitness separation.

	Nine Months Ended
	Net Sales(1)			Operating Earnings (Loss) (2)			Operating Margin
	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019	% Change	Sep 26, 2020	Sep 28, 2019
Propulsion	$1,370.5	$1,310.8	4.6%	$203.1	$189.1	7.4%	14.8%	14.4%
Parts & Accessories	1,148.0	1,096.6	4.7%	248.5	234.6	5.9%	21.6%	21.4%
Boat	869.5	1,018.0	-14.6%	39.7	74.1	-46.4%	4.6%	7.3%
Corporate/Other	—	—		(58.0)	(57.4)	1.0%
Segment Eliminations	(201.6)	(233.9)	-13.8%	—	—
Total	$3,186.4	$3,191.5	-0.2%	$433.3	$440.4	-1.6%	13.6%	13.8%

(1) Net sales for the nine months ended September 28, 2019 excludes ($0.7) million related to Sport yacht & yachts.

(2) Operating earnings (loss) for the nine months ended September 26, 2020 excludes $30.5 million of charges; the Parts and Accessories segment excludes charges of $22.3 million, comprised of $0.8 million of restructuring, exit, and impairment charges and $21.5 million of purchase accounting amortization; the Boat segment excludes charges of $4.3 million, comprised of $1.5 million of restructuring, exit and impairment charges, $1.7 million of acquisition-related costs and $1.1 million of purchase accounting amortization; and Corporate/Other excludes charges of $3.9 million, comprised of $2.0 million of restructuring, exit and impairment charges and $1.9 million of IT transformation costs, resulting from the Fitness separation.

Operating earnings (loss) for the nine months ended September 28, 2019 excludes $43.9 million of charges; the Parts and Accessories segment excludes charges of $25.6 million, comprised of $4.1 million of restructuring, exit and impairment charges and $21.5 million of purchase accounting amortization; the Boat segment excludes charges of $13.2 million, comprised of $8.0 million of restructuring, exit and impairment charges, $2.9 million related to Sport yacht & yachts, $1.8 million of acquisition-related costs and $0.5 million of purchase accounting amortization; and Corporate/Other excludes charges of $5.1 million, comprised of $3.9 million restructuring, exit and impairment charges and $1.2 million of IT transformation costs, resulting from the Fitness separation.

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Three Months Ended
	September 26, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$355.2	$336.7	$264.3	$956.2
Europe	56.0	51.2	25.5	132.7
Asia-Pacific	67.9	31.4	7.4	106.7
Canada	19.7	30.2	22.9	72.8
Rest-of-World	27.7	10.4	8.0	46.1
Segment Eliminations	(73.4)	(8.0)	—	(81.4)
Total	$453.1	$451.9	$328.1	$1,233.1

Major Product Lines
Outboard Engines	$410.3	$—	$—	$410.3
Controls, Rigging, and Propellers	76.9	—	—	76.9
Sterndrive Engines	39.3	—	—	39.3
Distribution Parts and Accessories	—	205.0	—	205.0
Advanced Systems Group	—	113.1	—	113.1
Engine Parts and Accessories	—	141.8	—	141.8
Aluminum Freshwater Boats	—	—	124.5	124.5
Recreational Fiberglass Boats	—	—	111.0	111.0
Saltwater Fishing Boats	—	—	82.6	82.6
Business Acceleration	—	—	11.2	11.2
Boat Eliminations/Other	—	—	(1.2)	(1.2)
Segment Eliminations	(73.4)	(8.0)	—	(81.4)
Total	$453.1	$451.9	$328.1	$1,233.1

	Three Months Ended
	September 28, 2019
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$273.8	$267.8	$216.9	$758.5
Europe	45.0	44.2	20.8	110.0
Asia-Pacific	35.3	26.2	9.6	71.1
Canada	18.0	26.7	24.9	69.6
Rest-of-World	24.8	8.1	5.2	38.1
Segment Eliminations	(63.8)	(6.9)	—	(70.7)
Total	$333.1	$366.1	$277.4	$976.6

Major Product Lines
Outboard Engines	$305.3	$—	$—	$305.3
Controls, Rigging, and Propellers	55.8	—	—	55.8
Sterndrive Engines	35.8	—	—	35.8
Distribution Parts and Accessories	—	156.8	—	156.8
Advanced Systems Group	—	97.8	—	97.8
Engine Parts and Accessories	—	118.4	—	118.4
Aluminum Freshwater Boats	—	—	105.2	105.2
Recreational Fiberglass Boats	—	—	97.0	97.0
Saltwater Fishing Boats	—	—	66.9	66.9
Business Acceleration	—	—	8.8	8.8
Boat Eliminations/Other	—	—	(0.5)	(0.5)
Segment Eliminations	(63.8)	(6.9)	—	(70.7)
Total	$333.1	$366.1	$277.4	$976.6

Brunswick Corporation Selected Financial Information (in millions) (unaudited) Disaggregated Revenue
	Nine Months Ended
	September 26, 2020
	Propulsion	Parts & Accessories	Boat	Total
Geographic Markets
United States	$871.0	$841.4	$663.0	$2,375.4
Europe	195.4	135.9	95.9	427.2
Asia-Pacific	183.7	80.7	16.2	280.6
Canada	47.2	63.4	78.4	189.0
Rest-of-World	73.2	26.6	16.0	115.8
Segment Eliminations	(182.3)	(19.3)	—	(201.6)
Total	$1,188.2	$1,128.7	$869.5	$3,186.4

Major Product Lines
Outboard Engines	$1,078.4	$—	$—	$1,078.4
Controls, Rigging, and Propellers	187.6	—	—	187.6
Sterndrive Engines	104.5	—	—	104.5
Distribution Parts and Accessories	—	517.0	—	517.0
Advanced Systems Group	—	303.0	—	303.0
Engine Parts and Accessories	—	328.0	—	328.0
Aluminum Freshwater Boats	—	—	339.2	339.2
Recreational Fiberglass Boats	—	—	302.4	302.4
Saltwater Fishing Boats	—	—	201.4	201.4
Business Acceleration	—	—	29.5	29.5
Boat Eliminations/Other	—	—	(3.0)	(3.0)
Segment Eliminations	(182.3)	(19.3)	—	(201.6)
Total	$1,188.2	$1,128.7	$869.5	$3,186.4

	Nine Months Ended
	September 28, 2019
	Propulsion	Parts & Accessories	Boat (1)	Total
Geographic Markets
United States	$893.5	$783.0	$762.0	$2,438.5
Europe	193.2	140.9	92.1	426.2
Asia-Pacific	100.2	74.8	21.4	196.4
Canada	49.1	66.4	122.3	237.8
Rest-of-World	74.8	31.5	19.5	125.8
Segment Eliminations	(210.7)	(23.2)	—	(233.9)
Total	$1,100.1	$1,073.4	$1,017.3	$3,190.8

Major Product Lines
Outboard Engines	$1,011.5	$—	$—	$1,011.5
Controls, Rigging, and Propellers	166.8	—	—	166.8
Sterndrive Engines	132.5	—	—	132.5
Distribution Parts and Accessories	—	455.6	—	455.6
Advanced Systems Group	—	322.6	—	322.6
Engine Parts and Accessories	—	318.4	—	318.4
Aluminum Freshwater Boats	—	—	432.2	432.2
Recreational Fiberglass Boats	—	—	331.5	331.5
Saltwater Fishing Boats	—	—	239.7	239.7
Business Acceleration	—	—	15.4	15.4
Boat Eliminations/Other	—	—	(1.5)	(1.5)
Segment Eliminations	(210.7)	(23.2)	—	(233.9)
Total	$1,100.1	$1,073.4	$1,017.3	$3,190.8

(1) Includes ($0.7) million of Sea Ray Sport yacht & yachts in the United States.

Brunswick Corporation Comparative Condensed Consolidated Balance Sheets (in millions) (unaudited)
	September 26, 2020	December 31, 2019	September 28, 2019
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$650.4	$320.3	$366.2
Restricted cash	9.1	11.6	11.6
Short-term investments in marketable securities	0.8	0.8	0.8
Total cash and short-term investments in marketable securities	660.3	332.7	378.6
Accounts and notes receivable, net	398.8	331.8	414.7
Inventories
Finished goods	347.6	554.3	532.3
Work-in-process	91.6	101.3	102.4
Raw materials	150.2	168.9	175.5
Net inventories	589.4	824.5	810.2
Prepaid expenses and other	32.7	36.8	90.1
Current assets	1,681.2	1,525.8	1,693.6

Net property	819.1	796.4	763.7

Other assets
Goodwill	416.3	415.0	414.0
Other intangibles, net	559.6	583.5	591.0
Deferred income tax asset	93.7	118.7	67.4
Operating lease assets	82.0	83.2	82.4
Equity investments	25.5	29.5	27.8
Other long-term assets	13.4	12.3	14.5
Other assets	1,190.5	1,242.2	1,197.1

Total assets	$3,690.8	$3,564.4	$3,654.4

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$48.4	$41.3	$48.5
Accounts payable	392.9	393.5	347.6
Accrued expenses	508.3	509.6	507.9
Current liabilities	949.6	944.4	904.0

Debt	1,013.2	1,068.0	1,083.0
Other long-term liabilities	269.8	251.1	249.2
Shareholders’ equity	1,458.2	1,300.9	1,418.2
Total liabilities and shareholders’ equity	$3,690.8	$3,564.4	$3,654.4

Supplemental Information
Debt-to-capitalization rate	42.1%	46.0%	44.4%

Brunswick Corporation Comparative Condensed Consolidated Statements of Cash Flows (in millions) (unaudited)
	Nine Months Ended
	September 26, 2020	September 28, 2019
Cash flows from operating activities
Earnings (loss)	$277.6	$(198.1)
Less: net loss from discontinued operations, net of tax	(1.1)	(153.5)
Net earnings (loss) from continuing operations, net of tax	278.7	(44.6)
Stock compensation expense	19.6	12.2
Depreciation and amortization	110.5	101.5
Pension expense, net of (funding)	(2.8)	291.6
Asset impairment charges	0.7	2.9
Deferred income taxes	26.5	(12.1)
Changes in certain current assets and current liabilities	166.0	(197.2)
Extended warranty contracts and other deferred revenue	10.9	8.6
Income taxes	8.8	87.2
Other, net	18.5	4.1
Net cash provided by operating activities of continuing operations	637.4	254.2
Net cash provided by (used for) operating activities of discontinued operations	3.5	(37.9)
Net cash provided by operating activities	640.9	216.3

Cash flows from investing activities
Capital expenditures	(120.6)	(178.4)
Investments	2.5	4.7
Acquisition of businesses, net of cash acquired	—	(64.1)
Proceeds from the sale of property, plant and equipment	2.0	6.4
Net cash used for investing activities of continuing operations	(116.1)	(231.4)
Net cash (used for) provided by investing activities of discontinued operations	(7.5)	481.9
Net cash (used for) provided by investing activities	(123.6)	250.5

Cash flows from financing activities
Proceeds from issuances of short-term debt	610.0	655.0
Payments of short-term debt	(610.0)	(655.0)
Net proceeds from issuances of long-term debt	—	223.4
Payments of long-term debt including current maturities	(48.4)	(318.3)
Common stock repurchases	(79.1)	(231.1)
Cash dividends paid	(57.2)	(54.1)
Proceeds from share-based compensation activity	1.1	0.9
Tax withholding associated with shares issued for share-based compensation	(7.3)	(9.8)
Other, net	—	(0.2)
Net cash used for financing activities	(190.9)	(389.2)

Effect of exchange rate changes	1.2	(3.2)
Net increase in Cash and cash equivalents and Restricted cash	327.6	74.4
Cash and cash equivalents and Restricted cash at beginning of period	331.9	303.4

Cash and cash equivalents and Restricted cash at end of period	659.5	377.8
Less: Restricted cash	9.1	11.6
Cash and cash equivalents at end of period	$650.4	$366.2

Reconciliation
Free cash flow
Net cash provided by operating activities	$637.4	$254.2

Net cash provided by (used for):
Capital expenditures	(120.6)	(178.4)
Proceeds from the sale of property, plant and equipment	2.0	6.4
Effect of exchange rate changes	1.2	(3.2)
Free cash flow	$520.0	$79.0